UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2016

Anika Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21326	04-3145961
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

32 Wiggins Avenue, Bedford, MA 01730
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: 781-457-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On December 29, 2016, Anika Therapeutics S.r.l. (formerly Fidia Advanced Biopolymers S.r.l.) (“Anika S.r.l”), the wholly-owned Italian subsidiary of Anika Therapeutics, Inc. (together with Anika S.r.l., the “Company”) notified Fidia Farmaceutici S.p.A. (“Fidia”) of its intention to terminate the lease agreement between Anika S.r.l. and Fidia, originally executed on December 30, 2009, for the facility that serves as the current headquarters for Anika S.r.l. (the “Lease”) as of March 31, 2017. On October 5, 2015, Anika S.r.l. entered into a build-to-suit lease agreement with Consorzio Zona Industriale E Porto Fluviale di Padova pursuant to which Anika S.r.l. will lease a new headquarters space in Padova, Italy, into which Anika S.r.l. will move the entirety of its operations upon its certification for occupancy and which will serve as the Company’s European headquarters moving forward. No termination or other fees are payable in connection with the termination of the Lease. In addition to the Lease, Anika S.r.l. has previously entered into a Tolling Agreement with Fidia, executed on December 30, 2009, whereby Fidia manufactures certain product intermediates and finished products for Anika S.r.l.

A summary of the material terms of the Lease was included in the Company’s Current Report on Form 8-K filed on January 6, 2010, which is qualified in its entirety by reference to the full text of the Lease (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 6, 2010 and incorporated herein by reference) and the full text of Amendment No. 1 to Lease Agreement, Amendment No. 2 to Lease Agreement, Translation of Amendment No. 3 to Lease Agreement, and Translation of Amendment No. 4 to Lease Agreement (filed as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on May 3, 2016, respectively, and incorporated herein by reference).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Dated: January 9, 2017	By:	/s/ Sylvia Cheung
Sylvia Cheung
Chief Financial Officer